EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Urban One, Inc.

Silver Spring, Maryland

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3/A (No.333-223695), Form S-3 (No. 333-241635) and Form S-8 (No. 333-232991) of Urban One, Inc. of our report dated March 31, 2021, relating to the consolidated financial statements and schedule, which appears in the in this Form 10-K.

/s/ BDO USA, LLP

Potomac, Maryland

March 31, 2021

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